Exhibit 10.16

THIS WARRANT AND THE UNITS ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND, EXCEPT AND PURSUANT TO THE PROVISIONS OF ARTICLE 4 BELOW, MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAW OR, IN THE OPINION OF LEGAL COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM REGISTRATION.

WARRANT TO PURCHASE MEMBERSHIP UNITS

Company:	Rice Drilling B LLC, a Delaware limited liability company (the “Company”)
Number of Units:	[ ]
Class of Units	Membership interests denominated as “Conversion Units” under the terms of the Amended and Restated Limited Liability Company Agreement of the Company dated November 13, 2009, as amended by the First Amendment thereto dated , 2011 and as may be further amended from time to time and as in effect on the date hereof (the “Operating Agreement”)
Warrant Price:	$10,000.00 per Conversion Unit
Issue Date:	[ ], 2011
Exercise
Commencement Date:	Same as Issue Date
Expiration Date:	The 5th anniversary of the Exercise Commencement Date.

THIS WARRANT CERTIFIES THAT, for good and valuable consideration, INTERNATIONAL ASSETS ADVISORY, LLC (together with any registered holder from time to time of this Warrant) (“Holder”) is entitled to purchase the number of fully paid and nonassessable Conversion Units of the Company (the “Units”) at the Warrant Price, all as set forth above and as adjusted pursuant to Article 2 of this Warrant, subject to the provisions and upon the terms and conditions set forth in this Warrant.

ARTICLE 1. EXERCISE; CONVERSION.

1.1 Method of Exercise. Holder may exercise this Warrant at any time before the expiration date of this Warrant by delivering to the Company a duly executed Notice of Exercise in substantially the form attached as Appendix 1 to the principal office of the Company together with a check, wire transfer (to an account designated by the Company), or other form of payment acceptable to the Company for the aggregate Warrant Price for the Units being purchased.

1.2 Conversion Right.

1.2.1 Number of Shares on Conversion. In lieu of exercising this Warrant as specified in Article 1.1, Holder may, at any time before the expiration date of this Warrant, convert this Warrant on a cashless basis, in whole or in part, into a number of Units determined by dividing (a) the aggregate Fair Market Value of the Units or other securities otherwise issuable upon exercise of this Warrant (or the portion thereof being exercised) minus the aggregate Warrant Price of such Units by (b) the Fair Market Value of one Unit. The Fair Market Value of the Units shall be determined pursuant to Article 1.2.2.

1.2.2 Fair Market Value. Upon request of Holder pursuant to Article 1.2.1, the Company shall determine Fair Market Value in accordance with the definition of the term Fair Market Value. Upon such determination of Fair Market Value, the Company shall give written notice thereof to the Holder, setting forth in reasonable detail (i) the calculation of such Fair Market Value, and (ii) the method and basis of determination thereof (the “Company Determination”). For purposes of this Warrant, “Fair Market Value” of a Unit as of any date of determination means:

(A) if the Units are traded on an exchange or are quoted NASDAQ, then the average of the closing or last sale prices, respectively, reported for the 20 trading days ended immediately preceding the determination date; or

(B) if the Units are not traded on an exchange or quoted on NASDAQ but are traded in the over-the-counter market, then the mean of the average of the closing bid and asked prices reported for the 20 trading days ended immediately preceding the determination date; and

(C) in all other circumstances, the fair market value per Unit as determined in good faith and on a reasonable basis by the Board of Directors of the Company (or any successor to the Company.

1.3 Replacement of Warrants. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation on surrender and cancellation of this Warrant, the Company shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor.

1.4 Expenses of Delivery of Warrant. The Company shall pay all reasonable expenses, stamp, documentary and similar taxes (other than transfer taxes and taxes imposed on the income of Holder) and other charges payable in connection with the preparation, issuance and delivery of this Warrant.

1.5 Treatment of Warrant Upon Acquisition of Company.

1.5.1 “Acquisition”. For the purpose of this Warrant, “Acquisition” means any sale or other disposition of all or substantially all of the assets of the Company, or any reorganization, consolidation, or merger of the Company where the holders of the Company’s securities before the transaction beneficially own less than 50% of the outstanding voting securities of the surviving entity after the transaction.

1.5.2 Treatment of Warrant at Acquisition.

(A) Upon the written request of the Company, Holder agrees that, in the event of an Acquisition that is not an asset sale and in which the sole consideration is cash (whether such cash is paid at time that such Acquisition is consummated or subsequently, including without limitation through the payment of a promissory note or earnout), either (a) Holder shall exercise or convert this Warrant pursuant to the terms hereof and such exercise or conversion will be deemed effective immediately prior to the consummation of such Acquisition or (b) if Holder elects not to exercise or convert this Warrant pursuant to the terms hereof, this Warrant will expire upon the consummation of such Acquisition. The Company shall provide Holder with written notice of its request relating to the foregoing (together with such reasonable information as Holder may request in connection with such contemplated Acquisition giving rise to such notice), which is to be delivered to Holder not less than ten (10) days prior to the consummation of the proposed Acquisition.

(B) Upon the written request of the Company, Holder agrees that, in the event of an Acquisition that is an asset sale to a third party that is not an Affiliate (as defined below) of the Company (a “True Asset Sale”), either (a) Holder shall exercise or convert this Warrant pursuant to the terms hereof and such exercise will be deemed effective immediately prior to the consummation of such Acquisition or (b) if Holder elects not to exercise or convert this Warrant pursuant to the terms hereof, this Warrant will (i) continue until the Expiration Date if the Company continues as a going concern following the consummation of any such True Asset Sale or (ii) expire upon the consummation of such True Asset Sale if the Company does not continue as a going concern following the consummation of any such True Asset Sale. The Company shall provide Holder with written notice of its request relating to the foregoing (together with such reasonable information as Holder may request in connection with such contemplated Acquisition giving rise to such notice), which is to be delivered to Holder not less than ten (10) days prior to the consummation of the proposed Acquisition.

(C) Upon the consummation of any Acquisition other than those particularly described in subsections (A) and (B) above, the successor entity shall assume the obligations of this Warrant, and this Warrant shall be exercisable for the same securities, cash, and property as would be payable for the Units issuable upon exercise of the unexercised portion of this Warrant as if such Units were outstanding on the record date for the Acquisition and subsequent closing. The Warrant Price and/or number of Units shall be adjusted accordingly.

As used herein “Affiliate” shall mean any person or entity that controls or is controlled by or is under common control with such persons or entities, and each of such person’s or entity’s officers, directors, joint venturers or partners, as applicable.

ARTICLE 2. ADJUSTMENTS TO THE UNITS.

2.1 Unit Dividends, Splits, Etc. If the Company declares or pays a dividend on the Units payable in membership interests, or other securities of the Company, then upon exercise of this Warrant, for each Unit acquired, Holder shall receive, without additional cost to Holder, the total number and kind of securities to which Holder would have been entitled had Holder owned the Units of record as of the date the dividend occurred. If the Company subdivides the Units by reclassification or otherwise into a greater number of Units or takes any other action which increases the amount of Units into which the Units are convertible, the number of Units purchasable hereunder shall be proportionately increased and the Warrant Price shall be proportionately decreased. If the outstanding Units are combined or consolidated, by reclassification or otherwise, into a lesser number of Units, the Warrant Price shall be proportionately increased and the number of Units shall be proportionately decreased.

2.2 Reclassification, Exchange, Combinations or Substitution. Upon (i) any reorganization, reclassification, exchange, substitution, or other event that results in a change of the number and/or class of the securities issuable upon exercise or conversion of this Warrant (including without limitation any automatic conversion of the outstanding or issuable securities of the Company of the same class or series as the Units to common stock pursuant to the terms of the Company’s Articles of Organization upon the consummation of a registered public offering by the Company of its equity securities), or (ii) subject to Article 1.5, in the case of any consolidation of the Company with, or merger of the Company with, another company or corporation, or in the case of any sale, lease or conveyance of all, or substantially all, of the property, assets, business and goodwill of the Company as an entity, Holder shall be entitled to receive, upon exercise or conversion of this Warrant, the number and kind of securities and property that Holder would have received for the Units if this Warrant had been exercised or converted immediately before such reorganization, reclassification, exchange, substitution, consolidation, merger or other event. The Company or its successor shall promptly issue to Holder an amendment to this Warrant setting forth the number and kind of such new securities or other property issuable upon exercise or conversion of this Warrant as a result of such reclassification, exchange, substitution or other event that results in a change of the number and/or class of securities issuable upon exercise or conversion of this Warrant. The amendment to this Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 2 including, without limitation, adjustments to the Warrant Price and to the number of securities or property issuable upon exercise or conversion of the new Warrant. The provisions of this Article 2.2 shall similarly apply to successive reclassifications, exchanges, substitutions, or other events.

2.3 Liquidation or Dissolution. In the event that the Company shall, at any time prior to the expiration of this Warrant and prior to the exercise thereof, dissolve, liquidate or wind up its affairs, the Company shall give the Holder written notice of such dissolution, liquidation or winding up at least ten (10) days prior thereto. If the Company does not provide such notice at least ten (10) days prior to such dissolution, liquidation or winding up, the Holder shall be entitled, upon the exercise thereof and payment of the Warrant Price, to receive, in lieu of Units which it would have been entitled to receive, the same kind and amount of assets as would have been issued, distributed or paid to it upon such Units, had it been the holder of record of the Units receivable upon the exercise of this Warrant on the record date for the determination of those entitled to receive any such liquidating distribution. In connection with any such dissolution, liquidation or winding up which is expected to result in any distribution in excess of the Warrant Price provided for by this Warrant, the Holder may at its option exercise the same prior to such dissolution, liquidation or winding up without making payment of the aggregate Warrant Price and in such case the Company shall upon the distribution to said Holder consider that the aggregate Warrant Price has been paid in full to it and in making settlement to said Holder, shall deduct from the amount payable to such Holder an amount equal to the aggregate Warrant Price.

2.4 No Impairment. The Company shall not, by amendment of its Articles of Organization or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out of all the provisions of this Article 2 and in taking all such action as may be necessary or appropriate to protect Holder’s rights under this Article 2 against impairment.

2.5 Fractional Units. No fractional Units shall be issuable upon exercise or conversion of this Warrant and the number of Units to be issued shall be rounded down to the nearest whole Unit. If a fractional Unit interest arises upon any exercise or conversion of this Warrant, the Company shall eliminate such fractional Unit interest by paying Holder the amount computed by multiplying the fractional interest by the Fair Market Value of a full Unit.

2.6 Certificate as to Adjustments. Upon each adjustment of the Warrant Price, the Company shall promptly notify Holder in writing, and, at the Company’s expense, promptly compute such adjustment, and furnish Holder with a certificate of its Chief Financial Officer setting forth such adjustment and the facts upon which such adjustment is based. The Company shall, upon written request, furnish Holder a certificate setting forth the Warrant Price in effect upon the date thereof and the series of adjustments leading to such Warrant Price.

2.7 No Member Rights. Except as provided in this Warrant, Holder will not have any rights as a member of the Company until the exercise or conversion of this Warrant.

ARTICLE 3. REPRESENTATIONS, WARRANTIES OF HOLDER. Holder represents and warrants to the Company as follows:

3.1 Purchase for Own Account. This Warrant and the securities to be acquired upon exercise or conversion of this Warrant by Holder will be acquired for investment for Holder’s account, not as a nominee or agent, and not with a view to the public resale or distribution within the meaning of the Act. Holder also represents that Holder has not been formed for the specific purpose of acquiring this Warrant or the Units.

3.2 Disclosure of Information. Holder has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the acquisition of this Warrant and its underlying securities. Holder further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of this Warrant and its underlying securities and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to Holder or to which Holder has access.

3.3 Investment Experience. Holder understands that the purchase of this Warrant and its underlying securities involves substantial risk. Holder has experience as an investor in securities of companies in the development stage and acknowledges that Holder can bear the economic risk of such Holder’s investment in this Warrant and its underlying securities and has such knowledge and experience in financial or business matters that Holder is capable of evaluating the merits and risks of its investment in this Warrant and its underlying securities and/or has a preexisting personal or business relationship with the Company and certain of its officers, directors or controlling persons of a nature and duration that enables Holder to be aware of the character, business acumen and financial circumstances of such persons.

3.4 The Act. Holder understands that this Warrant and the Units issuable upon exercise or conversion hereof have not been registered under the Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Holder’s investment intent as expressed herein. Holder understands that this Warrant and the Units issued upon any exercise or conversion hereof must be held indefinitely unless subsequently registered under the Act and qualified under applicable state securities laws, or unless exemption from such registration and qualification are otherwise available.

ARTICLE 4. MISCELLANEOUS.

4.1 Term. This Warrant is exercisable in whole or in part at any time and from time to time during the period commencing on the Exercise Commencement Date and ending on (but excluding) the Expiration Date.

4.2 Legends. This Warrant and the Units (and the securities issuable, directly or indirectly, upon conversion of the Units, if any) shall be imprinted with legends in substantially the following form:

THIS WARRANT AND THE UNITS ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAW OR, IN THE OPINION OF LEGAL COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM REGISTRATION.

ALL TRANSFEREES OF THESE UNITS ARE SUBJECT TO AND BOUND BY THE TERMS OF THE COMPANY’S ARTICLES OF ORGANIZATION AND LIMITED LIABILITY COMPANY AGREEMENT.

4.3 Compliance with Securities Laws on Transfer. Subject to Article 4.4, this Warrant and the Units issuable upon exercise or conversion of this Warrant (and the securities issuable, directly or indirectly, upon conversion of the Units, if any) may be transferred or assigned in whole or in part provided that such transfer or assignment is made in compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, as reasonably requested by the Company). Notwithstanding the foregoing, this Warrant (and any portion of this Warrant) may not be transferred or assigned in such a manner that would result in more than fifty (50) separate transferees holding any portion of this Warrant.

4.4 Transfer Procedure. Subject to the provisions of Article 4.3 and upon providing the Company with written notice, any Holder may transfer all or part of this Warrant to any transferee, provided, however, in connection with any such transfer, any Holder will give the Company notice of the portion of the Warrant being transferred with the name, address and taxpayer identification number of the transferee and Holder will surrender this Warrant to the Company for reissuance to the transferee(s) (and Holder if applicable). The Company may refuse to transfer this Warrant any person who directly competes with the Company, unless the Units of the Company are publicly traded. Holder may transfer all or any of the Units issuable upon exercise or conversion of this Warrant (or the Units issuable directly or indirectly, upon conversion of the Units, if any) only as otherwise permitted by the Operating Agreement for the transfer of Units, and subject to any restrictions or limitations applicable to such Units.

4.5 Notices. All notices and other communications from the Company to Holder, or vice versa, shall be deemed delivered and effective when given personally or mailed by first-class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company or Holder, as the case may be (or on the first business day after transmission by facsimile), in writing by the Company or such Holder from time to time. Effective upon receipt of the fully executed Warrant and the initial transfer described in Article 4.4 above, all notices to Holder shall be addressed as set forth on the signature page hereto until the Company receives notice of a change of address in connection with a transfer or otherwise.

Notice to the Company shall be addressed as follows until Holder receives notice of a change in address:

Rice Drilling B LLC

171 Hillpointe Drive

Suite 301

Canonsburg, Pennsylvania 15317

Attn: Daniel J. Rice IV

4.6 Waiver. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

4.7 Attorneys’ Fees. In the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys’ fees.

4.8 Counterparts. This Warrant may be executed in counterparts, all of which together shall constitute one and the same agreement.

4.9 Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to its principles regarding conflicts of law.

[Signature page follows.]

“COMPANY”			Holder (if a corporation, limited liability company, partnership, trust or other entity)
RICE DRILLING B LLC

By:			International Assets Advisory, LLC Name of Entity
	Name:	Toby Z. Rice
	Title:	Manager and President and Chief Executive Officer	Florida
State of Organization or Jurisdiction

By:
Name:
Title:

Street Address

City State Zip

Taxpayer Identification Number

Dated:
Holder (if an individual)

Print Name

Sign Name

Street Address

City State Zip

Social Security Number

Dated:

APPENDIX 1

NOTICE OF EXERCISE

1. Holder elects to purchase              Units of Rice Drilling B LLC pursuant to the terms of the attached Warrant, and tenders payment of the purchase price of the Units in full.

2. By its execution below and for the benefit of the Company, Holder hereby restates each of the representations and warranties in Article 3 of the Warrant as of the date hereof.

Holder (if a corporation, limited liability company, partnership, trust or other entity)	Holder (if an individual)

Name of Entity	Print Name

State of Organization or Jurisdiction	Sign Name

By:
Name:
	Title:	Street Address

Street Address	City State Zip

City State Zip	Social Security Number

Taxpayer Identification Number	Dated:

Dated: